UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2010

Burlington Coat Factory Investments Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-137917	20-4663833
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

1830 Route 130 North
Burlington, New Jersey 08016

(Address of principal executive offices, including zip code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.               Entry into a Material Definitive Agreement.

Item 2.03.               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Item 9.01.               Financial Statements and Exhibits.

SIGNATURE

Item 1.01.               Entry into a Material Definitive Agreement.

On January 15, 2010, Burlington Coat Factory Warehouse Corporation (the “Company”) as lead borrower, the borrowers party thereto (collectively with the Company, the “Borrowers”), facility guarantors party thereto (the “Facility Guarantors” and, together with the Borrowers, the “Loan Parties”), Bank of America, N.A. as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent, the lenders party thereto (collectively, the “Lenders”), Wells Fargo Retail Finance, LLC and Regions Bank as co-syndication agents, J.P. Morgan Securities Inc. and UBS Securities LLC as co-documentation agents and General Electric Capital Corporation, US Bank, National Association and SunTrust Bank as senior managing agents, entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), to amend various terms of the Company’s Credit Agreement, dated as of April 13, 2006, as amended (the “Existing Credit Agreement”).

Pursuant to the Amended Credit Agreement, the Company and the Lenders agreed that, with respect to certain of the Lenders under the Existing Credit Agreement (the “Extending Lenders”), the termination date of the asset-based revolving credit facility under the Existing Credit Agreement (the “Existing Facility”) would be extended from May 28, 2011 (the “Existing Maturity Date”), to the earlier of (i) February 5, 2014 and (ii) 45 days prior to the maturity date of the Company’s term loan credit facility (the “Term Loan Facility”) unless the Pro Forma Availability Condition (as defined and described below) has been satisfied or the outstanding principal amount of the Term Loan Facility on such date maturing on or before February 5, 2014 is not more than $75,000,000.  The commitments of certain of the other Lenders under the Existing Credit Agreement (the “Non-Extending Lenders”) under the Existing Facility shall terminate on the earlier of the Existing Maturity Date and the date on which the maturity of the obligations is accelerated and the commitments under the Existing Facility are terminated due to an event of default (the “Existing Termination Date”).

Additionally, under the Amended Credit Agreement, the aggregate amount of commitments has been reduced from $800,000,000 to $721,000,000, through the termination of a $65,000,000 tranche A-1 loan commitment on January 15, 2010, and the termination of $14,000,000 in unused revolving credit facility commitments.  The Company may request to reinstate up to $65,000,000 of the tranche A-1 commitments on or after January 15, 2010 with the consent of lenders holding a majority of the commitments.  The Company may also prepay the Non-Extending Lenders and terminate their commitments at any time after April 15, 2010, without penalty or premium, with such applicable Non-Extending Lender’s consent and subject to certain conditions, including the Pro Forma Availability Condition.  Prepayments to any Non-Extending Lender may be made without a pro rata repayment to, or termination of the commitment of, any other Lender.  The Company has maintained the ability to increase the size of the facility in an aggregate amount not to exceed $900,000,000, subject to the availability of lenders willing to increase their commitments and/or commitments of new lenders satisfactory to the Company and the Administrative Agent.

With respect to the Extending Lenders, the interest rates under the Amended Credit Agreement are based on: (i) for LIBO loans for any interest period, at a rate per annum equal to (a) the LIBO rate as determined by the Administrative Agent, for such interest period multiplied by the Statutory Reserve Rate (as defined in the Amended Credit Agreement)(the “Adjusted LIBO Rate”), plus an applicable margin of (x) 3.50% from January 15, 2010 to June 1, 2010 or (y) 3.25%, 3.50% or 3.75% after June 1, 2010, based on Availability (as defined and described below) for the most recently ended Fiscal Quarter (as defined in the Amended Credit Agreement); and (ii) for prime rate loans, a rate per annum equal to the highest of (a) the variable annual rate of interest then announced by Bank of America, N.A. at its head office as its “prime rate”, (b) the federal funds rate in effect on such date plus 0.50% per annum, or (c) the Adjusted LIBO Rate  in effect on January 15, 2010 and on each 30-day period after January 15, 2010 plus 1.00% per annum, plus an applicable margin of (x) 2.50% from January 15, 2010 to June 1, 2010 or (y) 2.25%, 2.50% or 2.75% after June 1, 2010, based on Availability for the most recently ended Fiscal Quarter.  With respect to the Non-Extending Lenders, the interest rates shall be the same as those set forth under the Existing Credit Agreement.

Under the Amended Credit Agreement, the Loan Parties must satisfy a pro forma credit availability condition (the “Pro Forma Availability Condition”) as follows: (i) for each of the 30 consecutive days preceding the Existing Termination Date (or any earlier date on which commitments of the Non-Extending Lenders are voluntarily reduced or prepaid) and on a pro forma basis after giving effect to the termination of the commitments of the Non-Extending Lenders and the repayment of the obligations owed to the Non-Extending Lenders on the Existing Termination Date, Availability of not less than $90,00,000 and (ii) on a pro forma and projected basis for each of the six months immediately following, and after giving effect to, the termination of the commitments of the Non-Extending Lenders and repayment of the obligations owed to the Non-Extending Lenders on the Existing Termination Date, based on projections prepared by the Loan Parties at the time of the Existing Termination Date, Availability of not less than $90,000,000.   Except for the periods described in the preceding sentence, the Loan Parties must not permit Availability at any time to be less than the greater of (i) 10% of the lesser of (a) the then borrowing base under the Amended Credit Agreement or (b) a revolving credit ceiling of $721,000,000 (as reduced or increased in accordance with the terms of the Amended Credit Agreement, the “Revolving Credit Ceiling”), and (ii) $50,000,000.   “Availability” under the Amended Credit Agreement means the lesser of (a) the Revolving Credit Ceiling minus the outstanding credit extensions and (b) the borrowing base minus the outstanding credit extensions.

Further, pursuant to the Amended Credit Agreement, the “Payment Conditions” under the Existing Agreement now provide for the consolidated fixed charge coverage ratio applied to the Loan Parties to be tested on a trailing twelve-month basis and limit the Loan Parties’ ability to provide a solvency opinion in lieu of satisfying the Pro Forma Availability Condition and minimum consolidated fixed charge coverage ratio prior to making permitted acquisitions and certain restricted payments.

Under the Amended Credit Agreement, in addition to certain customary administrative and other fees, the Borrowers must pay the Administrative Agent, for the account of the Extending Lenders, an aggregate fee equal to either (i) 0.50% of the average daily balance of unused loan commitments if they are less than or equal to 50% of the total commitments during the Fiscal Quarter just ended (or other relevant period), or (ii) 0.75% of the average daily balance of unused loan commitments if they are greater than 50% of the total commitments, during the Fiscal Quarter just ended (or other relevant period).  The fees paid to the Non-Extending Lenders for unused commitments shall be the same as those set forth in the Existing Credit Agreement.

The Amended Credit Agreement contains customary representations and warranties, subject to limitations and exceptions, and customary covenants restricting the Loan Parties and their subsidiaries’ ability to, among other things, and subject to various exceptions, (1) declare dividends, make distributions or redeem or repurchase capital stock, (2) prepay, redeem or repurchase other debt, (3) incur liens or grant negative pledges, (4) make loans and investments and enter into acquisitions, (5) incur additional indebtedness, (6) make capital expenditures, (7) engage in mergers, acquisitions and asset sales, (8) conduct transactions with affiliates, (9) alter the nature of their businesses, or (10) change their fiscal year.  The Loan Parties and their subsidiaries’ are also required to comply with various customary affirmative covenants.

Events of default under the Amended Credit Agreement include, but are not limited to, (1) the Loan Parties’ failure to pay principal, interest, fees or other amounts under the Amended Credit Agreement when due (taking into account any applicable grace period), (2) any representation or warranty proving to have been materially incorrect when made, (3) covenant defaults subject, with respect to certain covenants, to a grace period, (4) bankruptcy events, (5) a cross default to certain other debt, (6) certain undischarged judgments (not paid within an applicable grace period), (7) certain ERISA-related defaults, (8) challenges to and/or the invalidity or impairment of specified security interests and (9) certain change of control events.

The above summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03.               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Amended Credit Agreement are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01.               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of  January 15, 2010, among Burlington Coat Factory Warehouse Corporation, as Lead Borrower, the Borrowers and the Facility Guarantors party thereto, Bank of America, N.A., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank, as Co-Syndication Agent, J.P. Morgan Securities Inc. and UBS Securities LLC, as Co-Documentation Agents and General Electric Capital Corporation, US Bank, National Association and Suntrust Bank as Senior Managing Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

By:	/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr.
Vice President and Treasurer

Dated:  January 19 , 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of  January 15, 2010, among Burlington Coat Factory Warehouse Corporation, as Lead Borrower, the Borrowers and the Facility Guarantors party thereto, Bank of America, N.A., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Wells Fargo Retail Finance, LLC and Regions Bank, as Co-Syndication Agent, J.P. Morgan Securities Inc. and UBS Securities LLC, as Co-Documentation Agents and General Electric Capital Corporation, US Bank, National Association and Suntrust Bank as Senior Managing Agents.